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                                                                   Exhibit 10.18



                             GRUBB & ELLIS COMPANY

                                 DESCRIPTION OF
                       MANAGEMENT SEPARATION ARRANGEMENTS


     Robert J. Hanlon, Jr., Senior Vice President and Chief Financial Officer, has an arrangement with Grubb & Ellis Company (the "Company"), pursuant to which he is entitled to receive severance compensation in an amount equal to six months' salary in the event that the Company experiences a change of control and Mr. Hanlon's employment with the Company is terminated for any reason other than cause.

     Robert J. Walner, Senior Vice President, General Counsel and Corporate Secretary, has an arrangement with the Company, pursuant to which he is entitled to receive severance compensation in an amount equal to up to nine months' salary and reimbursement of certain out-of-pocket expenses under certain circumstances relating to the location required for performance of his services, in the event that he resigns from employment with the Company.






March 8, 1995

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